UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 9, 2012

Commission File Number	000-31380

APPLIED MINERALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	82-0096527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

110 Greene Street – Suite 1101, New York, NY	10012
(Address of principal executive offices)	(Zip Code)

(800) 356-6463
(Issuer’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) On August 9, 2012, the Board of Directors of Applied Minerals, Inc. (the "Company"), upon the recommendation of management, concluded that the previously-issued condensed consolidated financial statements for the first quarter ended March 31, 2012 should not be relied upon because of a noncash error relating to the valuation of its Warrant derivative liability, resulting in a restatement of its Form 10-Q for the first quarter of 2012.  This overstatement of the Company’s liability and net loss, which has no impact on the Company’s operations or cash flows, arose from a change to its existing valuation methodology to conform to SEC guidance involving valuations of equity arrangements containing down-round provisions and call options.  As such, the Company will file its amended 10-Q for the first quarter of 2012 by today, August 14, 2012, immediately followed by its Form 10-Q for the second quarter of 2012 on the same day.  The Board of Directors and management have discussed the matters disclosed pursuant to this Item 4.02(a) in this Current Report on Form 8-K with EisnerAmper LLP, the Company's independent registered public accounting firm and PMB Helin Donovan, LLP, the Company's previous independent registered public accounting firm during the first quarter of 2012.

During the second quarter of 2012, the Company determined that the proper method for valuing the Warrant derivative liability was a binomial lattice model instead of the Black-Scholes model that had been previously used for its warrants issued on December 22, 2011.  This more complex, lattice model valuation resulted in a restatement of the Company’s first quarter 2012 condensed consolidated financial statements for the following adjustments: a $2,249,500 gain on revaluation of warrants with a corresponding reduction to the Warrant derivative liability, and a $780,000 reclassification between the Warrant derivative liability and Additional Paid-In-Capital.  This resulted in a $2,249,500 decrease to net loss and $0.03 increase of earnings per share for the first quarter of 2012.  The aforementioned adjustments do not affect the Company’s operating income or cash flows and stem from a change in the valuation methodology employed.

In connection with the restatement, the Company believes that this material weakness in internal controls over financial reporting relates to a material weakness already cited in the Company’s first quarter 10-Q relating to an insufficient number of personnel with appropriate technical accounting and SEC reporting expertise to perform a timely financial close process, adhere to certain control disciplines, and to evaluate and properly record certain non-routine and complex transactions.  Management is committed to remediating all of the material weaknesses identified by implementing changes to the Company’s internal control over financial reporting in 2012.  Management has implemented, or is in the process of implementing, the following changes to the Company’s internal control systems and procedures: (i) Hired a new Chief Financial Officer during the second quarter of 2012 who has experience remediating the inadequate controls exhibited by the Company; (ii) Engaged a CPA firm in late 2011 to assume its bookkeeping function from its soon-to-be-closed Idaho office, which, we believe, will result in a significant improvement in the accurate and timely recording of transactions; (iii) Implemented additional controls in equity and expense reporting, and (iv) May hire additional accounting personnel as the Company grows its business and generates the cash flow necessary to make such hires.

(b) Not applicable.

(c) Not applicable.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED MINERALS, INC.

Dated: August 14, 2012	/s/ ANDRE ZEITOUN
By: Andre Zeitoun
Chief Executive Officer

Dated: August 14, 2012	/s/ NAT KRISHNAMURTI
By: Nat Krishnamurti
Chief Financial Officer